UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BIOVIE INC.
(Exact Name of Registrant as specified in its charter)

Nevada	46-2510769
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

2120 Colorado Avenue, #230
Santa Monica, California	90404
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement number or Regulation A offering statement number to which this form relates: 333-231136 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission (the “Commission”) of shares of Class A common stock, par value $0.0001 per share (the “Common Stock”) and warrants (“Warrants”) to purchase shares of Common Stock, of BioVie Inc. (the “Registrant”). The description of the Common Stock and Warrants being registered pursuant to this Form 8-A that is set forth under the heading “Description of Capital Stock” in the prospectus contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-231136), as initially filed with the Commission on April 30, 2019, and as subsequently amended (the “Registration Statement”), is incorporated by reference into this Form 8-A. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed with this Form 8-A because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered pursuant to this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOVIE INC.

Date: October 2, 2019	By:	/s/ Joanne Wendy Kim
Name: Joanne Wendy Kim
Title: Chief Financial Officer